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                                                             EXHIBIT 10.10(a)(2)


                              AMENDMENT AGREEMENT

  This Amendment Agreement (this "Amendment") dated as of October 19, 1994 is among Larizza Industries, Inc., an Ohio corporation (the "Company"), the undersigned financial institutions and Bank of America Illinois (formerly known as Continental Bank N.A.), as agent.

                              W I T N E S S E T H:

  WHEREAS, the parties hereto are parties to a Credit Agreement dated as of May 6, 1994 (as previously amended, the "Credit Agreement"; terms defined in the Credit Agreement are, unless otherwise defined herein, used herein as defined therein);

  WHEREAS, the Company has advised the Banks that it intends to acquire all of the issued and outstanding stock of LVB Industries, Inc., a Michigan corporation ("LVB"), for total consideration not exceeding $6,145,000, including cash consideration of $1,263,000 and the issuance of two promissory notes in the aggregate principal amount of $1,700,000 (the "Acquisition");

  WHEREAS, promptly after the Acquisition, LVB will be merged with and into its wholly-owned subsidiary, Hughes Plastics, Inc. ("Hughes Plastics"); and

  WHEREAS, the parties desire to amend the Credit Agreement and the Pledge Agreement to permit the Acquisition and the transactions contemplated thereby;

  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                       AMENDMENTS TO THE CREDIT AGREEMENT

         1.1     Amendments to Certain Definitions in the Credit Agreement.

         (a) The following new definitions are added to the Credit Agreement in the proper alphabetical order:

                 "Hughes Plastics" means Hughes Plastics, Inc., a Michigan corporation.

                 "Subordinated Debt" means (a) a $1,200,000 convertible promissory note issued by the Company to Louis Buzzitta, as agent for Louis V. Buzzitta, the Diane M. Buzzitta Trust,
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         Joseph T. Buzzitta and James V. Buzzitta, payable in 20 quarterly installments and providing for interest (payable quarterly) at a rate not to exceed 7.75% per annum and (b) a $500,000 promissory note issued by the Company to Louis Buzzitta, as agent for Louis V. Buzzitta, the Diane M. Buzzitta Trust, Joseph T. Buzzitta and
         James V. Buzzitta, providing for interest (payable quarterly) at a rate not to exceed 7.75% per annum payable in two equal installments on the third and fourth anniversary of the date of issuance, which notes are subject to a subordination agreement substantially in the form of Exhibit H hereto or such other form as may be approved by Larizza and the Required Banks from time to time.

         (b) The definition of Continental in the Credit Agreement is deleted and the following definition is substituted therefor:

                 "BAI" means Bank of America Illinois, an Illinois banking corporation.

All references in the Credit Agreement to "Continental" shall be automatically amended to read "BAI".

         1.2     Amendment to Section 10.7 of the Credit Agreement.  Section
10.7 of the Credit Agreement is amended by adding a semicolon and the following language at the end thereof:

                 "and (l) Subordinated Debt in a principal amount not exceeding $1,700,000."

         1.3     Amendment to Section 10.11 of the Credit Agreement.  Section
10.11 of the Credit Agreement is amended as follows:

         (a)  clause (c) thereof is amended to read in its entirety as follows:

                 "(c) Investments by the Company in its Subsidiaries in the form of contributions to capital or loans or advances not to exceed $500,000 in the aggregate in the case of Manchester, $6,000,000 in the aggregate in the case of Hughes Plastics and $4,400,000 in the aggregate in the case of General Nuclear; provided that (i) immediately before and after giving effect to such Investment, no Unmatured Event of Default or Event of Default shall have occurred and be continuing and (ii) any loans or advances to Manchester are reasonably expected to be repaid within one year;"





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         (b)  clause (g) thereof is amended by deleting the word "and" at the end thereof:

         (c) clause (h) thereof is amended by substituting a semicolon for the period at the end thereof; and

         (d) the following clauses (i) and (j) are inserted at the end thereof:

                 "(i) the acquisition by the Company of the stock of LVB Industries, Inc. for a purchase price not exceeding $6,145,000 (of which not less than $1,700,000 will constitute Subordinated Debt); and

                 (j) loans or advances made by Hughes Plastics to the Company not at any time to exceed $4,000,000 in the aggregate."

         1.4 Amendment to Schedule 9.8. From and after the date of the Acquisition, Schedule 9.8 to the Credit Agreement is amended and restated in its entirety by replacing it with Exhibit A to this Amendment.

         1.5 Addition of Section 12.1.12. From and after the date which is three Business Days after consummation of the Acquisition, the following
Section 12.1.12 is added to the Credit Agreement in appropriate numerical sequence:

                 12.1.12 Invalidity of Certain Hughes Plastics Documents, etc. The Guaranty (as amended or otherwise modified from time to time, the "Hughes Guaranty") issued by Hughes Plastics pursuant to Section 2.2 of the amendment to this Agreement dated as of October 19, 1994 (the "Amendment") or the Security Agreement (as amended or otherwise modified from time to time, the "Hughes Security Agreement") executed by Hughes Plastics pursuant to Section 2.2 of the Amendment shall cease to be in full force and effect, Hughes Plastics shall fail to comply with or to perform any applicable material provision of the Hughes Guaranty or the Hughes Security Agreement and such failure continues for 30 days after notice to Hughes Plastics by the Agent, any Bank or the holder of any Note, or Hughes Plastics (or any Person by, through or on behalf of Hughes Plastics) shall contest in any manner the validity, binding nature or enforceability of the Hughes Guaranty or the Hughes Security Agreement.





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         1.6     Addition of Exhibit H.  The Credit Agreement is amended by adding thereto a new Exhibit H in the form of Exhibit B to this Amendment.

         1.7 Amendment to Schedule I to Company Pledge Agreement. From and after the date of the Acquisition, Schedule I to the Pledge Agreement is amended and restated in its entirety by replacing it with Exhibit C to this Amendment.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES; AGREEMENTS

         2.2 Representations and Warranties of the Company. In order to induce the Banks and the Agent to execute and deliver this Amendment, the Company represents and warrants to the Banks and the Agent that:

         (a) the representations and warranties of the Company contained in the Credit Agreement and each other Loan Document to which the Company is a party are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof; and

         (b) no Event of Default or Unmatured Event of Default has occurred and is continuing on and as of the date hereof or will result from the execution and delivery of this Amendment or from the consummation of the Acquisition or the other transactions contemplated herein.

         2.2 Merger, Guaranty, Collateral, etc. In order to induce the Banks and the Agent to execute and deliver this Amendment, the Company covenants and agrees that, within three Business Days of consummation of the Acquisition, (a) the Company will cause LVB to be merged with and into Hughes Plastics, (b) the Company will deliver to the Agent all of the capital stock of Hughes Plastics, together with a stock power executed in blank, to be held by the Agent pursuant to the Pledge Agreement, (c) the Company shall cause Hughes Plastics to execute and deliver a guaranty substantially in the form of Exhibit D to this Amendment and a security agreement substantially in the form of Exhibit E to this Amendment, together with such other documents (including, without limitation, financing statements, mortgages, leasehold mortgages, corporate documents and opinions of counsel) as the Agent or any Bank may reasonably request to assure that the guaranty referred to above is the legal, valid and binding obligation of Hughes Plastics and that such guaranty is secured by perfected Liens on substantially all assets of Hughes Plastics. Failure by the Company to comply with the requirements of this Section 2.2 shall be an Event of Default under the Credit Agreement.





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                                  ARTICLE III

                          CONDITIONS TO EFFECTIVENESS

         The effectiveness of this Amendment is subject to the prior satisfaction of each of the following conditions precedent:

         3.1 Resolutions, etc. The Agent shall have received from the Company resolutions of its Board of Directors authorizing the Company's execution and delivery and performance of this Amendment and the Acquisition and all of the documents, instruments and agreements related hereto and thereto.

         3.2 Executed Counterparts. The Agent shall have received counterparts of this Amendment executed by the Company and the Required Banks.

         3.3 Amendment Fee. The Agent shall have received from the Company, for distribution to the Banks pro rata according to their Percentages, an amendment fee of $47,625.

                                   ARTICLE IV

                                    GENERAL

         4.1 References, etc. From and after the date hereof, each reference that appears in any other Loan Document to the Credit Agreement and the Pledge Agreement shall be deemed to be a reference to the Credit Agreement and the Pledge Agreement as amended hereby. This Amendment constitutes a "Loan Document" as defined in the Credit Agreement.

         4.2 Counterparts. This Amendment may be executed by the parties hereto in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

         4.3 Governing Law; Entire Agreement. This Amendment shall be deemed to be a contract made under and governed by the laws of the State of Illinois.





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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers as of the day and year first above written.

                                    LARIZZA INDUSTRIES, INC.




                                    By: /s/ TERENCE C. SEIKEL
                                    Title: CFO

                                    BANK OF AMERICA ILLINOIS,
                                    individually and as Agent



                                    By: /s/ STEVE K. AHRENHOLZ
                                    Title: Vice President

                                    THE FIRST NATIONAL BANK OF BOSTON



                                    By: /s/ Katherine Steiger
                                    Title: Vice President

                                    SANWA BUSINESS CREDIT CORPORATION



                                    By: /s/ MICHAEL J. COE
                                    Title: Vice President





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                                                                       Exhibit A
                                                                    to Amendment
                                                                       Agreement

                                 SCHEDULE 9.8

                                 SUBSIDIARIES

                                   Percentage Owned
                                  by the Company and
Subsidiary                         its Subsidiaries
- - - ----------                        ------------------

Manchester Plastics, Ltd.,               100%
an Ontario Corporation

General Nuclear Corp.,                   100%
a Pennsylvania Corporation

Hughes Plastics, Inc., a                 100%
Michigan corporation

LVB Industries, Inc., a                  100%
Michigan corporation*



* To be merged with and into Hughes Plastics not later than three Business Days after the acquisition thereof by the Company.

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                                                                       Exhibit C
                                                                    to Amendment
                                                                       Agreement

                                  SCHEDULE I
                         TO COMPANY PLEDGE AGREEMENT

                                    STOCK



                                                                            Pledged Shares
                                                   No. of                   as % of Total         Total Shares of
                                Certificate        Pledged                  Shares Issued              Issuer
Issuer                              No.            Shares                  and Outstanding          Outstanding
- - - ------                          -----------        -------                 ---------------        ---------------
Manchester Plastics, Ltd.           C-4            56,453                        65%                   86,850

General Nuclear Corp.                3              7,544 Common                100%                    7,544 Common

General Nuclear Corp.                3             11,316 Preferred             100%                   11,316

Hughes Plastics, Inc.               ----            1,000 Common                100%                    1,000